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                                                                    Exhibit 10.1


                  2003 HEALTHEXTRAS, INC. EQUITY INCENTIVE PLAN
                        RESTRICTED STOCK AWARD AGREEMENT
                             FOR EXECUTIVE OFFICERS


PARTICIPANT'S NAME:

         You have been granted an award of shares of _______________ shares of common stock ("Common Stock") at no cost to you subject to the terms and conditions of this Award Agreement and the 2003 HealthExtras, Inc. Equity Incentive Plan (the "Plan").

NUMBER OF SHARES
SUBJECT TO THE STOCK AWARD:      ______ shares of Common Stock

DATE OF GRANT:                   ___________

TERM OF STOCK AWARD
AND VESTING SCHEDULE:            Subject to the limitations of this Stock Award
                                 Agreement, this Stock Award shall vest in installments according to the following schedule:

                                 Installment                Vesting Date
                                 -----------                ------------

                                 ______ shares              [after year 1]
                                 ______ shares              [after year 2]
                                 ______ shares              [after year 3]

                                 Except as provided below, an installment shall not vest on the otherwise applicable vesting date if your employment with the Company terminates prior to such vesting date.

ACCELERATION OF VESTING
UPON A CHANGE IN CONTROL:        All unvested shares of Common Stock subject to
                                 this Stock Award shall immediately vest as of the effective date of a Change in Control.


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EFFECT OF TERMINATION OF
EMPLOYMENT BECAUSE OF:

     (a) DEATH OR DISABILITY:    In the event you terminate employment with the
                                 Company due to death or Disability, the entire unvested portion of your Stock Award will immediately vest as of the date of such termination.
     (b) TERMINATION FOR
          CAUSE:                 In the event you are terminated for Cause, all
                                 your rights to this Stock Award will expire immediately as of the effective date of your Termination for Cause.

     (c) RETIREMENT:             Unless otherwise determined by the Committee,
                                 upon your Retirement, you will forfeit any rights to all unvested shares of Company Common
                                 Stock subject to this Stock Award.

     (d) OTHER REASONS:          Unless otherwise determined by the Committee,
                                 all unvested shares subject to this Stock Award are forfeited as of your termination date and any rights you have to this Stock Award become null and void.

VOTING: You are entitled to the vote of all shares subject to this Stock Award in a manner consistent with the Plan.

DIVIDENDS:                       You are entitled to receive, with respect to
                                 each share of restricted stock awarded to you, a payment equal to any cash or stock dividends, or other distributions declared and paid by the Company on its Common Stock.

DESIGNATION OF BENEFICIARY:      You may designate a beneficiary on a form
                                 acceptable to the Committee, to receive rights under the Stock Award Agreement, in the event of your death. If a beneficiary is not designated, the Award will become part of your estate.

TAX WITHHOLDING:                 Upon payment of (or, in the event of an
                                 election under Section 83(b) of the Internal
                                 Revenue Code, such election regarding) a Stock
                                 Award, the employee Participant will be treated as having received compensation income equal to the Fair Market Value of the shares of Common
                                 Stock on their vesting date (or, in the event of a Section 83(b) election the applicable date). The Committee is entitled to require as a condition of delivery (i) that you remit an amount sufficient to satisfy all federal, state and local tax withholding requirements related thereto, (ii) that the withholding of such sums come from compensation otherwise due to you or from shares of Common Stock due to you under the Plan, or (iii) any combination of the foregoing. Any withholding shall comply with Rule 16b-3 or any amendments or successive rule.


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PLAN GOVERNS:                    Notwithstanding anything in this Stock Award
                                 Agreement to the contrary, the terms of this Stock Award shall be subject to the terms and conditions of the Plan, a copy of which you may obtain from the Corporate Secretary of HealthExtras, Inc; and this Stock Award Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms shall have the meaning given to such terms in the Plan.

                                 Neither the Plan nor this Stock Award Agreement create any right on the part of any individual to continue in the employ or service of HealthExtras, Inc. or any Affiliates of HealthExtras, Inc.

NON-TRANSFERABILITY:             You shall not sell, transfer, assign, pledge or
                                 otherwise encumber shares subject to this Stock
                                 Award until full vesting of such shares has occurred.

                                 Unless determined otherwise by the Committee and except in the event of your death or pursuant to a domestic relations order, this Stock Award is not transferable and may only be earned by you in your lifetime. Upon your death, this Stock Award is transferable by will or the laws of descent and distribution.

MODIFICATION AND AMENDMENT:      The Committee may amend or modify this Stock
                                 Award from time to time, prospectively or retroactively; PROVIDED, HOWEVER, that no such amendment or modification will adversely affect your rights under this Award without your written consent.


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         The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board of Directors, or the Committee thereof, in regards to the Plan and/or this Stock Award Agreement are final and conclusive.

         IN WITNESS WHEREOF, HealthExtras, Inc. has caused this Stock Award Agreement to be executed, and said Participant has hereunto set his hand, as of the __ day of _______________.


                                  HEALTHEXTRAS, INC.


                                  By: ________________________________________
                                      For the Committee Administering the Plan



                                  PARTICIPANT



                                  ________________________________________

                                  ________________________

                                  ________________________




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